Exhibit 99.1

Avid Technology Announces Amended Credit Facility Which Provides Incremental Flexibility to Support its Strategy and Growth Plans

Facility increases unfunded revolver availability by approximately $70 million on favorable terms, with no change to pricing and immaterial change to total funded debt

BURLINGTON, Mass., October 13, 2022 -- Avid® (NASDAQ: AVID), a leading technology provider that powers the media and entertainment industry, today announced that it has entered into an amended secured credit facility with JPMorgan Chase Bank, N.A. and a syndicate of banks, including $186.7 million in senior secured term loans and a $120 million unfunded revolving line of credit. The new facility increases the revolving credit facility from $70 million to $120 million and adds a $20 million incremental term loan (of which $19 million was used to pay off the existing revolving credit facility draw) to the existing $166.7 million term loan. The new facility, which replaces Avid’s existing secured credit facility, includes more favorable terms and does not result in any changes to financial covenants, pricing or the February 2027 maturity.

“Given the strength of Avid's business and improving financial profile, Avid received strong support from its bank group to term out the existing revolver borrowings into a new term loan and increase the undrawn revolver availability on more favorable terms,” commented Ken Gayron, Avid’s Executive Vice President and Chief Financial Officer. Mr. Gayron continued, “Although our total outstanding debt has not changed materially as of the completion of the transaction, the additional undrawn revolver availability provides Avid more financial flexibility to execute our growth plans and execute our capital deployment strategy as we work to enhance returns for Avid shareholders.”

JPMorgan Chase Bank, N.A., Citizens Bank, N.A., PNC Capital Markets LLC, Silicon Valley Bank, and Truist Securities, Inc. served as the Joint Bookrunners and Joint Lead Arrangers for the new credit facility with JPMorgan Chase Bank, N.A. serving as Administrative Agent, and Citizens Bank N.A., PNC Bank, National Association, Silicon Valley Bank, and Truist Bank serving as Co-Syndication Agents.

Forward-Looking Statements
Certain information provided in this press release includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include statements regarding our future financial performance or position, results of operations, business strategy, plans and objectives of management for future operations, and other statements that are not historical fact. You can identify forward-looking statements by their use of forward-looking words such as “may”, “will”, “anticipate”, “expect”, “believe”, “estimate”, “intend”, “plan”, “should”, “seek”, or other comparable terms.

Readers of this press release should understand that these forward-looking statements are not guarantees of performance or results. Forward-looking statements provide our current expectations and beliefs concerning future events and are subject to risks, uncertainties, and factors relating to our business and operations, all of which are difficult to predict and could cause our actual results to differ materially from the expectations expressed in or implied by such forward-looking statements.

These risks, uncertainties, and factors include, but are not limited to: risks related to the impact of the ongoing coronavirus (COVID-19) pandemic and subsequent variants on our business, suppliers, consumers, customers and employees; economic, social, and political instability, security concerns, and the risk of war, armed conflict and/or cyber conflict, particularly originating in, and complicated by, areas of heightened geopolitical tension and open conflict such as Ukraine, where we have outsourced research and development activities, Russia, and bordering territories; our liquidity; our ability to execute our strategic plan including our cost saving strategies, and to meet customer needs; our ability to retain and hire key personnel; our ability to produce innovative products in response to changing market demand, particularly in the media industry; our ability to successfully accomplish our product development plans; competitive factors; history of losses; fluctuations in our revenue based on, among other things, our performance and risks in particular geographies or markets; our higher indebtedness and ability to service it and meet the obligations thereunder; restrictions in our credit facilities; our move to a subscription model and related effect on our revenues and ability to predict future revenues; fluctuations in subscription and maintenance renewal rates; elongated sales cycles; fluctuations in foreign currency exchange rates; seasonal factors; adverse changes in economic conditions; variances in our revenue backlog and the realization thereof; risks related to the availability and prices of raw materials, including any negative effects caused by inflation, armed conflict and related sanctions, weather conditions, or health pandemics; disruptions, inefficiencies, and/or complications in our operations and/or dynamic and unpredictable global supply chain, including interruptions, delays, complications, and other impacts related to armed conflict and/or cyber conflict and related international sanctions and reprisals and the ongoing COVID-19 pandemic and subsequent variants; the costs, disruption, and diversion of management's attention due to the ongoing COVID-19 pandemic and subsequent variants, armed conflict and/or cyber conflict and related international sanctions and reprisals; the possibility of legal proceedings adverse to our Company; and other risks described in our reports filed from time to time with the U.S. Securities and Exchange Commission. Moreover, the business may be adversely affected by future legislative, regulatory or other changes, including tax law changes, as well as other economic, business and/or competitive factors. The risks included above are not exhaustive. We caution readers not to place undue reliance on any forward-looking statements included in this press release which speak only as to the date of this press release. We undertake no responsibility to update or revise any forward- looking statements, except as required by law.

Avid Powers Greater Creators
People who create media for a living become greater creators with Avid’s award-winning technology solutions to make, manage and monetize today’s most celebrated video and audio content—from iconic movies and binge-worthy TV series, to network news and sports, to recorded music and the live stage. What began more than 30 years ago with our invention of nonlinear digital video editing has led to individual artists, creative teams and organizations everywhere subscribing to our powerful tools and collaborating securely in the cloud. We continue to re-imagine the many ways editors, musicians, producers, journalists, and other content creators will bring their stories to life. Discover the possibilities at avid.com and join the conversation on social media with the multitude of brilliant creative people who choose Avid for a lifetime of success.

© 2022 Avid Technology, Inc. Avid and its logo are property of Avid. All rights reserved. Other trademarks are property of their respective owners.

Contacts
Investors:          Media:
Whit Rappole     Jim Sheehan
whit.rappole@avid.com     jim.sheehan@avid.com
339.222.1110                             978.771.4715